UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2015

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to A Vote of Security Holders.

Johnson Controls Inc. (the "Company") held its 2015 Annual Meeting of Shareholders on January 28, 2015 (the "2015 Annual Meeting"). On January 29, 2015, the independent inspector of elections for the 2015 Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

Proposal One:

In an uncontested election, the Company’s shareholders approved the election of the Board of Directors’ six director nominees, each to serve for a one-year term expiring in 2016 or until his or her successor has been duly elected and qualified:

Nominee	For	Withheld	Broker Non-Vote
Natalie A. Black	508,449,185	12,546,091	72,432,126
Raymond L. Conner	513,280,280	7,714,996	72,432,126
Richard Goodman	513,901,075	7,094,201	72,432,126
William H. Lacy	510,788,085	10,207,191	72,432,126
Alex A. Molinaroli	499,214,952	21,780,324	72,432,126
Mark P. Vergnano	513,075,822	7,919,454	72,432,126

The other directors of the Company whose terms in office expire at the 2016 Annual Meeting of Shareholders are as follows: David P. Abney, Julie L. Bushman, Eugenio Clariond Reyes-Retana and Jeffrey A. Joerres.

Proposal Two:

The Company’s shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015 by the following vote:

For	Withheld	Abstain
581,127,529	8,548,505	3,751,368

Proposal Three:

The Company’s shareholders approved the management proposal to consider an advisory vote on the compensation of the Company’s named executive officers by the following vote:

For	Withheld	Abstain	Broker Non-Vote
495,382,043	18,402,778	7,209,535	72,433,046

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: February 2, 2015	By:	/s/ Brian J. Cadwallader
		Name:	Brian J. Cadwallader
		Title:	Vice President, Secretary and General Counsel